Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The merger (“Crestwood Merger”) of Crestwood Midstream Partners LP (“Legacy Crestwood” or “Legacy CMLP”) and Inergy Midstream, L.P. (“Inergy Midstream”) closed on October 7, 2013 and the name of the surviving entity, Inergy Midstream, L.P., was immediately thereafter changed to Crestwood Midstream Partners LP (“Crestwood Midstream”).

These following unaudited pro forma condensed combined consolidated financial statements of Crestwood Midstream (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined partnership’s condensed consolidated financial position or results of operations actually would have been had the following tractions occurred as of the dates indicated: (i) the Crestwood Merger; (ii) the issuance by Inergy Midstream of 773,191 common units on October 7, 2013 immediately prior to the closing of the Crestwood Merger as a result of the underwriters exercising their option to purchase additional common units related to the issuance by Inergy Midstream of 11,000,000 common units on September 13, 2013 (“October Equity Offering”); and (iii) the acquisition (“Arrow Acquisition”) of 100% of the membership interests of Arrow Midstream Holdings, LLC (“Arrow”), which closed on November 8, 2013. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined partnership. Future results may vary significantly from the results reflected because of various factors.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2013 reflects the Crestwood Merger, October Equity Offering and Arrow Acquisition as if they occurred on September 30, 2013 and the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 reflect the Crestwood Merger, October Equity Offering and Arrow Acquisition as if they occurred on January 1, 2012. The pro forma financial statements reflect the following:

•	the closing of the Arrow Acquisition for a purchase price of $750 million, $200 million of which was funded by the issuance to the sellers of 8,826,125 common units of Crestwood Midstream;

•	the issuance of 14,000,000 Crestwood Midstream common units on October 17, 2013 (“Arrow Equity Offering”), which generated proceeds of $296.4 million used to finance a portion of the Arrow Acquisition;

•	the issuance of 2,100,000 Crestwood Midstream common units on October 30, 2013, as a result of the underwriters exercising their option to purchase additional common units related to the Arrow Equity Offering. This generated proceeds of $44.5 million, which were used to finance a portion of the Arrow Acquisition;

•	the issuance by Crestwood Midstream of $600 million of Senior Notes due 2022 (“Senior Notes”) used to finance a portion of the Arrow Acquisition and to reduce a portion of the revolving credit facility;

•	payment of certain non-recurring contractual financing and professional fees related to the Arrow Acquisition estimated at approximately $19.1 million, including $10.5 million of costs related to the Senior Notes;

•	the conversion of each Legacy CMLP common unit issued and outstanding as of the effective time of the Crestwood Merger (i) owned by Legacy Crestwood unitholders (other than certain Crestwood affiliated entities) into the right to receive $1.03 in cash and 1.0700 Inergy Midstream common units and (ii) owned by certain Crestwood affiliated entities into the right to receive only 1.0700 Inergy Midstream common units;

•	Inergy Midstream’s payment of all cash consideration relating to the Crestwood Merger consideration payable at the effective time of the Crestwood Merger, other than approximately $10.4 million, which amount was funded by Crestwood Holdings;

•	payment of certain estimated non-recurring contractual financing and professional fees related to the Crestwood Merger;

•	payment of non-recurring fees associated with entering into our new $1 billion revolving credit facility: and

•	the issuance by Inergy Midstream of 773,191 common units on October 7, 2013 immediately prior to the closing of the Crestwood Merger as a result of the underwriters exercising their option to purchase additional common units related to an equity offering that occurred on September 13, 2013.

Descriptions of the foregoing adjustments are presented in the notes to the pro forma financial statements provided below. The fiscal year end for the pro forma financial statements is December 31.

The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements of legacy Crestwood, Inergy Midstream and Arrow for the applicable periods indicated as filed with the Securities and Exchange Commission. The pro forma condensed combined balance sheet and the pro forma condensed combined statements of operations were derived by adjusting historical financial statements based on currently available information and, therefore, the actual adjustments may materially differ from the pro forma adjustments.

The Crestwood Merger will be accounted for as a reverse acquisition of Inergy Midstream by Legacy CMLP under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805-Business Combinations. The accounting for a reverse merger results in the legal acquiree (Legacy CMLP) being the acquiror for accounting purposes. Therefore, the Partnership will account for the merger as if Legacy CMLP acquired Inergy Midstream. The assets and liabilities of Inergy Midstream will be reflected at fair value on the balance sheet of the combined partnership. The fair value of the assets and liabilities is based on the enterprise value of Inergy Midstream as of June 19, 2013 (the date in which Legacy CMLP and Inergy Midstream came under common control). A final determination of the purchase accounting adjustments, including the allocation of fair value to the Inergy Midstream assets and liabilities, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. The pro forma financial statements do not purport to present the Partnership’s financial position or the results of operations had the merger transactions actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the Crestwood Merger, are based on assumptions that Crestwood Midstream believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Crestwood Midstream’s financial position or results of operations for any future date or period.

The Arrow Acquisition will be accounted for as an acquisition under the purchase method of accounting in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standard Codification Subtopic 805-10 (“805-10”). The assets and liabilities of Arrow will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following unaudited pro forma condensed combined consolidated financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated financial statements do not purport to present the financial position or results of operations of Crestwood Midstream had the Arrow Acquisition actually been completed as of the dates indicated. Further, these unaudited pro forma condensed combined consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of this transaction, are based on assumptions that Crestwood Midstream believes are reasonable in the circumstances, and are intended for informational purposes only. Moreover, the statements do not project the financial position or results of operations of Crestwood Midstream for any future date or period.

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in millions)

	Historical				Historical
	Crestwood Midstream Partners LP	Inergy Midstream, L.P.	Crestwood Midstream Partners LP Merger Pro Forma Adjustments (b)	Crestwood Midstream Partners LP Pro Forma	Arrow Midstream Holdings, LLC	Arrow Midstream Holdings, LLC Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma, As Further Adjusted
Assets
Current assets:
Cash and cash equivalents	$5.7	$1.2	$(54.1)	$5.7	$14.6	$(550.0)	(a)	$20.3
			52.9			340.9	(c)
						600.0	(d)
						(19.1)	(e)
			—			(371.8)	(f)
Accounts receivable	27.7	26.3	—	54.0	148.8			202.8
Accounts receivable - related party	24.0	1.2	—	25.2	—			25.2
Insurance receivable	3.1	—	—	3.1	—			3.1
Inventories	—	5.9	—	5.9	1.0			6.9
Prepaid expenses and other current assets	0.8	4.6	—	5.4	1.0			6.4

Total current assets	61.3	39.2	(1.2)	99.3	165.4	—		264.7
Property, plant and equipment, net	1,144.9	982.8	690.3	2,818.0	229.8	125.0	(a)	3,172.8
Intangible assets, net	428.9	172.8	(13.3)	603.4	—	382.1	(a)	996.0
			15.0			10.5	(e)
Goodwill	99.6	259.6	1,082.6	1,441.8	—	—		1,441.8
Investment in unconsolidated affiliate	127.6	24.4		152.0				152.0
Other assets	21.7	4.3	24.5	50.5	17.9			68.4

Total assets	$1,884.0	$1,483.1	$1,797.9	$5,165.0	$413.1	$517.6		$6,095.7

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in millions)

	Historical				Historical
	Crestwood Midstream Partners LP	Inergy Midstream, L.P.	Crestwood Midstream Partners LP Merger Pro Forma Adjustments (b)	Crestwood Midstream Partners LP Pro Forma	Arrow Midstream Holdings, LLC	Arrow Midstream Holdings, LLC Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma, As Further Adjusted
Liabilities and partners’ capital
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$41.0	$20.8	$—	$61.8	$166.5			$228.3
Accounts payable - related party	4.5	—	—	4.5	—			4.5
Accrued additions to property, plant and equipment	41.3	9.2	—	50.5	—			50.5
Capital leases	3.0	—	—	3.0	—	—		3.0
Deferred revenue	2.4	—	—	2.4	—			2.4
Current portion of long-term debt	—	—	—	—	51.2	(51.2)	(a)	—

Total current liabilities	92.2	30.0	—	122.2	217.7	(51.2)		288.7
Long-term debt, less current portion	899.4	537.0	5.0	1,477.5	—	600.0	(d)	1,705.7
			52.9			(371.8)	(f)
			(16.8)
Long-term capital leases	1.3	—	—	1.3	—			1.3
Asset retirement obligations	14.6	—	—	14.6	—			14.6
Other long-term liabilities	—	0.8	—	0.8	3.7			4.5
								—
Partners’ capital	778.5	915.3	1,779.1	3,450.6	191.7	540.9	(c)	3,982.9
			(39.1)			(191.7)	(a)
			16.8			(8.6)	(e)
Non controlling interests - preferred equity of subsidiary	98.0			98.0				98.0

Total partners’ capital	876.5	915.3	1,756.8	3,548.6	191.7	340.6		4,080.9

Total liabilities and partners’ capital	$1,884.0	$1,483.1	$1,797.9	$5,165.0	$413.1	$517.6		$6,095.7

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in millions, except unit and per unit information)

	Historical						Historical
	Crestwood Midstream Partners LP	Inergy Midstream, L.P. (1)	Rangeland Energy, LLC Acquisition (g)	Inergy Midstream, L.P. Pro Forma	Crestwood Midstream Partners LP Merger Pro Forma Adjustments (b)	Crestwood Midstream Partners LP, As Further Adjusted	Arrow Midstream Holdings, LLC	Arrow Midstream Holdings, LLC Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma, As Further Adjusted
Revenues	$239.5	$189.8	$3.4	$193.2	$—	$432.7	$735.1	$—		$1,167.8
Depreciation, amortization, and accretion expense	51.9	50.5	35.3	85.8	(16.9)	120.8	5.0	28.7	(h)	154.5
Other operating expenses	111.7	71.8	5.1	76.9	—	188.6	723.6	—		912.2

Operating income (loss)	75.9	67.5	(37.0)	30.5	16.9	123.3	6.5	(28.7)		101.1
Interest and debt expense	35.8	1.8	24.6	26.4	(0.5)	61.7	0.1	30.5	(i)	92.3
Other income	—	—	0.1	0.1	—	0.1	0.4	—		0.5

Income (loss) before income taxes	40.1	65.7	(61.5)	4.2	17.4	61.7	6.8	(59.2)		9.3
Provision for income taxes	1.2	—	—	—	—	1.2	—	—		1.2

Net income (loss)	38.9	65.7	(61.5)	4.2	17.4	60.5	6.8	(59.2)		8.1

Less: net income prior to initial public offering of Inergy Midstream, L.P.	—	12.9	—	12.9	—	12.9	—	—		12.9
Less: net income earned by US Salt, LLC prior to acquisition	—	7.8	—	7.8	—	7.8	—	—		7.8
Less: net income attributable to non-controlling interests	—	—	—	—	—	—	0.6	—		0.6

Net income (loss) available to partners	$38.9	$45.0	$(61.5)	$(16.5)	$17.4	$39.8	$6.2	$(59.2)		$(13.2)

Partners’ interest information:
General partner interest in net income	$22.2	$1.9	$—	$1.9	$—	$24.1	$—	$—		$24.1

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in millions, except unit and per unit information)

	Historical							Historical
	Crestwood Midstream Partners LP	Inergy Midstream, L.P. (1)	Rangeland Energy, LLC Acquisition (g)	Inergy Midstream, L.P. Pro Forma	Crestwood Midstream Partners LP Merger Pro Forma Adjustments (b)		Crestwood Midstream Partners LP, As Further Adjusted	Arrow Midstream Holdings, LLC	Arrow Midstream Holdings, LLC Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma, As Further Adjusted
Total limited partners’ interest in net income (loss)	$16.7	$43.1	$(61.5)	$(18.4)	$17.4		$15.7	$6.2	$(59.2)		$(37.3)

Net income (loss) per limited partner unit:
Basic	$0.37	$0.58		$(0.21)			$0.10				$(0.22)

Diluted	$0.37	$0.58		$(0.21)			$0.10				$(0.22)

Weighted average limited partners’ units outstanding (in thousands):
Basic	45,223	74,768	10,714	85,482	65,429	(i)	150,911		24,926	(k)	175,837

Diluted	45,420	74,768	10,714	85,482	65,429	(i)	150,911		24,926	(k)	175,837

Dividends declared per limited partner unit	$2.02	$1.18								(l)	$1.04

(1)	The Inergy Midstream, L.P. financial information is for the year ended September 30, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(in millions, except unit and per unit information)

	Historical					Historical
	Crestwood Midstream Partners LP	Inergy Midstream, L.P.	Crestwood Midstream Partners LP Merger Pro Forma Adjustments (b)		Crestwood Midstream Partners LP Pro Forma	Arrow Midstream Holdings, LLC	Arrow Midstream Holdings, LLC Pro Forma Adjustments		Crestwood Midstream Partners LP Pro Forma, As Further Adjusted
Revenues	$214.7	$203.3	$—		$418.0	$1,108.9	$—		$1,526.9
Depreciation, amortization, and accretion expense	49.6	76.3	(16.7)		109.2	4.6	21.5	(h)	135.3
Other operating expenses	109.4	98.5	—		207.9	1,085.5	—		1,293.4
Goodwill impairment	(4.1)	—			(4.1)				(4.1)
Gain on sale of assets	4.4	—			4.4				4.4

Operating income	56.0	28.5	16.7		101.2	18.8	(21.5)		98.5
Loss from unconsolidated affiliate	(0.5)				(0.5)				(0.5)
Interest and debt expense	34.3	27.2	(4.2)		57.3	0.7	20.4	(i)	78.4
Other income (expense)	—	—	—		—	0.2			0.2

Income before income taxes	21.2	1.3	20.9		43.4	18.3	(41.9)		19.8
Provision for income taxes	1.0	0.1	—		1.1	—			1.1

Net income	$20.2	$1.2	$20.9		$42.3	$18.3	$(41.9)		$18.7
Less: net income attributable to non-controlling interests	1.9	—	—		1.9	1.3	—		3.2

Net income attributable to partners	18.3	1.2	20.9		40.4	17.0	(41.9)		15.5
Partners’ interest information:
General partner interest in net income	$10.5	$11.0	$—		$21.5	$—	$—		$21.5

Total limited partners’ interest in net income	$7.8	$(9.8)	$20.9		$18.9	$17.0	$(41.9)		$(6.0)

Net income per limited partner unit:
Basic	$0.13	$(0.11)			$0.12				$(0.04)

Diluted	$0.13	$(0.11)			$0.12				$(0.04)

Weighted average limited partners’ units outstanding (in thousands):
Basic	58,339	89,618	65,429	(i)	155,047		24,926	(k)	179,973

Diluted	58,608	89,618	65,429	(i)	155,047		24,926	(k)	179,973

Dividends declared per limited partner unit	$1.02	$1.19						(l)	$1.16

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Reflects the total purchase price of $750 million ($200 million of which was funded by units issued directly to the sellers) for Crestwood Midstream’s acquisition of 100% of the membership interests in Arrow Midstream Holdings, LLC (“Arrow Acquisition”). The excess of the purchase price over the net assets acquired was allocated to intangible assets on a preliminary basis, for which the preliminary amortization period is 17 years. Because this allocation was based on preliminary information, the purchase accounting adjustments made and the related amortization period in connection with the development of the unaudited pro forma condensed combined consolidated financial statements are preliminary and subject to material change.

The preliminary allocation of the purchase price is as follows (in millions):

	Historical Net Book Value	Adjustment	Preliminary Fair Value
Current assets	$165.4	$—	$165.4
Property, plant and equipment, net	229.8	125.0	354.8
Intangible assets, net	—	382.1	382.1
Other assets	17.9	—	17.9
Current liabilities	(217.7)	51.2	(166.5)
Long-term debt	—	—	—
Other long-term liabilities	(3.7)	—	(3.7)

Total assumed purchase price	$191.7	$558.3	$750.0

(b)	The Merger of Legacy Crestwood and Inergy Midstream closed on October 7, 2013. The Merger will be accounted for as a reverse acquisition of Inergy Midstream under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805- Business Combinations. The accounting for a reverse merger results in the legal acquiree (Legacy Crestwood) being the acquiror for accounting purposes. Therefore, Inergy Midstream will be reflected at fair value on the balance sheet of the combined partnership. The fair value of the assets and liabilities of Inergy Midstream is based on the enterprise value of Inergy Midstream as of June 19, 2013 (the date in which Legacy Crestwood and Inergy Midstream came under common control). A final determination of the purchase accounting, including the allocation of fair value to the Inergy Midstream assets and liabilities, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial statements.
(c)	Reflects the issuance of $540.9 million of Crestwood Midstream common units to partially fund the Arrow Acquisition. $200 million of these common units were issued directly to the sellers.
(d)	Reflects the issuance of $600 million of Senior Notes due 2022 (“Senior Notes”) to partially fund the Arrow Acquisition. A portion of these proceeds are also reflected as a reduction of the revolving credit facility in these pro forma financial statements.
(e)	Reflects payments of $19.1 million for transaction costs related to the Arrow Acquisition, including $10.5 million associated with the issuance of the Senior Notes.
(f)	Reflects the reduction of the revolving credit facility using combined proceeds from the issuance of the Arrow and October Equity Offerings and the issuance of the Senior Notes in excess of the Arrow Acquisition purchase price.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations Adjustments

(g)	Inergy Midstream acquired Rangeland Energy, LLC on December 7, 2012. These amounts have been calculated after applying Inergy Midstream’s accounting policies and adjusting the results of Rangeland Energy, LLC to reflect the depreciation and amortization that would have been charged assuming the preliminary fair value adjustments to property, plant and equipment and intangible assets had been made at the beginning of the current period. These amounts include the funding of the acquisition, which included the issuance of 10.7 million limited partner units for $225.0 million and the issuance of $500.0 million of senior notes. These amounts were used to fund the $425.0 million acquisition and pay down $300 million in revolver debt. The entities comprising Rangeland Energy, LLC were development stage entities (as defined by ASC Topic 915, Development Stage Entities) until commencing principal commercial operations in June 2012.

(h)	Reflects the pro forma adjustment of depreciation and amortization expense as follows (in millions):

	December 31, 2012	September 30, 2013
Pro forma depreciation and amortization expense on property, plant and equipment and intangible assets	$28.7	$21.5

Pro forma adjustment to depreciation and amortization expense	$28.7	$21.5

The preliminary purchase allocation includes $382.1 million of intangible assets, for which the preliminary amortization period is 17 years. Because this allocation was based on preliminary information, the purchase accounting adjustments made and the related amortization period are subject to material change. A decrease of 1 year in the estimated amortization period would result in increased amortization expense of $1.4 million for the year ended December 31, 2012 and $1.1 million for the nine months ended September 30, 2013, respectively.

The preliminary purchase allocation also includes $125.0 million of an adjustment to the historical basis of the acquired property, plant and equipment, for which the depreciable life was determined to be 20 years.

(i)	Reflects the pro forma adjustment of interest and debt expense as follows (in millions):

	December 31, 2012	September 30, 2013
Interest on additional borrowings to fund the Arrow Acquisition and related transaction costs.	$36.8	$27.6
Remove historical interest expense of Arrow	$(0.1)	$(0.7)
Amortization of new deferred financing costs associated with the Senior Notes	$1.3	$1.0
Remove historical interest expense arising from the reduction of the revolving credit facility	$(7.5)	$(7.5)

Pro forma adjustment to interest expense	$30.5	$20.4

The interest rate on the Senior Notes is 6.125%. An increase of 20 basis points in this interest rate would increase the interest and debt expense by approximately $1.2 million for the year ended December 31, 2012 and $0.9 million for the nine months ended September 30, 2013, respectively.

(j)	Reflects the pro forma adjustment of basic and diluted weighted average shares outstanding following completion of the Crestwood Merger as follows (in thousands):

	December 31, 2012	September 30, 2013
Basic and diluted weighted average number of Inergy Midstream units outstanding—as reported	85,482	89,618
Inergy Midstream common units issued as merger consideration	64,656	64,656
Additional common units issued as a result of the underwriters exercising their option under the September Equity Offering	773	773

Pro forma basic and diluted weighted average number of Inergy Midstream units outstanding	150,911	155,047

(k)	Reflects the pro forma adjustment of basic and diluted weighted average shares outstanding following the Arrow Acquisition (in thousands):

	December 31, 2012	September 30, 2013
Basic and diluted weighted average number of Inergy Midstream units outstanding - Pro Forma for the Crestwood Merger	150,911	155,047
Crestwood Midstream common units issued as consideration for Arrow Acquisition	24,926	24,926

Pro forma basic and diluted weighted average number of Crestwood Midstream units outstanding	175,837	179,973

(l)	Reflects pro forma distributions declared per limited partner unit following the completion of the Crestwood Merger and Arrow Acquisition as follows:

	December 31, 2012	September 30, 2013
Dividends declared (in millions) (1)	$182.9	$208.1

Pro forma weighted average limited partners’ units outstanding (in thousands)	175,837	179,973

Pro forma dividends declared per limited partner unit	$1.04	$1.16

(1)	Represents historical dividends of Legacy Crestwood and Inergy Midstream.